As filed with the Securities and Exchange Commission on July 31, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

QUOTIENT LIMITED

(Exact name of Registrant as specified in its charter)

Jersey, Channel Islands	2835	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Pentlands Science Park

Bush Loan, Penicuik, Midlothian

EH26 OPZ, United Kingdom

Tel: 011-44-0131-445-6159

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen Unger

Quotient Biodiagnostics, Inc.

301 South State Street, Suite S-204

Newtown, Pennsylvania 18940

(215) 497-7006

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alejandro E. Camacho, Esq.

Per B. Chilstrom, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

(212) 878-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit(2)(3)	Proposed Maximum Offering Price(2)	Amount of Registration Fee
Ordinary Shares(3)
Preference Shares(4)
Debt Securities(5)
Rights to Purchase Ordinary Shares
Rights to Purchase Preference Shares
Warrants to Purchase Ordinary Shares
Warrants to Purchase Preference Shares
Warrants to Purchase Debt Securities
Total	$200,000,000	100%	$200,000,000	$23,240

(1)	An indeterminate number or amount of ordinary shares, preference shares, debt securities, rights and warrants of Quotient Limited as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $200,000,000 or the equivalent thereof in foreign currencies or currency units, or if any debt securities are issued with original issue discount, the greater amount as shall result in an aggregate offering price of $200,000,000. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional ordinary shares that may be issued as a result of adjustments by reason of any share split, share dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for ordinary shares, preference shares or debt securities that are issued by Quotient Limited upon conversion or exchange of debt securities or preference shares registered under this registration statement.
(3)	Also includes the presently indeterminate number of ordinary shares as may be issued by Quotient Limited (a) upon conversion of or exchange for any debt securities or preference shares that provide for conversion or exchange into ordinary shares, (b) upon exercise of rights to purchase ordinary shares or (c) upon exercise of warrants to purchase ordinary shares.
(4)	Also includes the presently indeterminate number of preference shares as may be issued by Quotient Limited (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preference shares, (b) upon exercise of rights to purchase preference shares or (c) upon exercise of warrants to purchase preference shares.
(5)	Subject to note (1), an indeterminate principal amount of debt securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Prospectus Dated July 31, 2015

QUOTIENT LIMITED

Ordinary Shares, Preference Shares, Debt Securities, Rights to Purchase Ordinary Shares, Rights to Purchase Preference Shares, Warrants to Purchase Ordinary Shares, Warrants to Purchase Preference Shares and Warrants to Purchase Debt Securities

We may offer and sell, from time to time, the securities covered by this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities and such offerings in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. The prospectus supplements will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should read this prospectus and any supplements carefully before you make an investment decision.

We may sell these securities to or through underwriters and also to other purchasers or through agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement. More information about how these securities may be offered and sold is included in the section entitled “Plan of Distribution” contained in this prospectus. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our ordinary shares and the warrants sold in our initial public offering are listed on The NASDAQ Global Market under the symbols “QTNT” and “QTNTW,” respectively. The last reported sale price of our ordinary shares and warrants on The NASDAQ Global Market on July 30, 2015 was $16.40 per share and $5.95 per warrant.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities described in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in an applicable prospectus supplement or in other offering material. Please see the section entitled “Risk Factors” beginning on page 2 of this prospectus, as well as the sections entitled “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the year ended March 31, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No Jersey, Channel Islands regulatory consent is required in respect of this prospectus and, consequently, no consent has been sought from the Jersey Financial Services Commission in connection with this prospectus.

The date of this prospectus is                     , 2015.

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We have not authorized anyone to provide any information or to make any representations other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material prepared by or on behalf of us or to which we have referred you. Do not rely upon any information or representations made outside of such sources. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer, sale or solicitation is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material prepared by us is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since such date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit either to the registration statement of which this prospectus is a part or any document incorporated by reference herein or in any prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant made to you or for your benefit. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our trademark portfolio includes both United States and foreign trademark registrations and pending United States and foreign trademark applications. Other trademarks or trade names referred to in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and the documents incorporated by reference herein are generally referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Certain market and industry data and forecasts included in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material were obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. We did not fund and are not otherwise affiliated with the third party sources that we cite. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we are not aware of any misstatements regarding the market or industry data presented or incorporated by reference herein or in any prospectus supplement or other offering material, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Our fiscal year ends on March 31. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended March 31 of that year. For example, references to “fiscal 2015” refer to the twelve months ended March 31, 2015. Any reference to a year not preceded by “fiscal” refers to a calendar year.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the ordinary shares, preference shares, debt securities, rights to purchase ordinary shares or preference shares and warrants to purchase ordinary shares, preference shares or debt securities we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement or other offering material, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf registration” process. Under a shelf registration process, we may, from time to time, sell the securities covered by this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, which can be read at the SEC’s web site (www.sec.gov) or at the SEC’s offices referred to under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of each document.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Unless the context requires otherwise, references in this prospectus to “Quotient,” the “Company,” “we,” “us” and “our” refer to Quotient Limited and its consolidated subsidiaries.

Overview

We are an established, commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. Our initial focus is on blood grouping and serological disease screening, which is commonly referred to as transfusion diagnostics. Blood grouping involves specific procedures performed at donor or patient testing laboratories to characterize blood, which includes antigen typing and antibody identification. Serological disease screening involves the screening of donor blood for unwanted pathogens.

We have over 30 years of experience developing, manufacturing and commercializing conventional reagent products used for blood grouping within the global transfusion diagnostics market. We are developing MosaiQ™, our proprietary technology platform, to better address the comprehensive needs of this large and established market. MosaiQ™ will initially comprise two separate consumables, one for blood grouping and one for serological disease screening, and a high-throughput instrument. We believe MosaiQ™ has the potential to transform transfusion diagnostics, significantly reducing the cost of blood grouping in a donor or patient testing environment, while improving patient outcomes.

We have a proven track record and significant expertise in product development, manufacturing and quality, uniquely tailored to the highly regulated transfusion diagnostics market. We have introduced a range of FDA-licensed products in the United States under the Quotient brand, which we sell directly to donor testing laboratories, hospitals and independent testing laboratories. We have also increased our emphasis on the development, manufacture and sale of conventional reagent products to original equipment manufacturers, or OEMs, such as Ortho-Clinical Diagnostics, Inc., Bio-Rad Laboratories, Inc. and Grifols S.A.

We currently derive revenue from a portfolio of products used for blood grouping, as well as whole blood controls used daily for quality assurance testing of third-party blood grouping instruments. We are developing additional conventional reagent products for our OEM customers and for sale directly in the United States under the Quotient brand.

Corporate History and Information

Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands. Our registered address is Elizabeth House, 9 Castle Street, St. Helier, JE2 3RT, Jersey, Channel Islands. Our agent for service of process is our wholly owned U.S. subsidiary, Quotient Biodiagnostics, Inc., 301 South State Street, Suite S-204, Newton, Pennsylvania 18940.

We were incorporated in Jersey, Channel Islands in 2012. Our principal executive offices are located at Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom, and our telephone number is 011-44-0131-445- 6159. Our website address is www.quotientbd.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the discussion of material risks of investing in our securities described in our SEC filings, including our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in an applicable prospectus supplement or in other offering material, before purchasing any of our securities. Any of these risks could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions, and include estimates and projections. Forward-looking statements can be identified by words such as “strategy,” “objective,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “might,” “design” and other similar expressions, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain, and are subject to numerous known and unknown risks and uncertainties.

Forward-looking statements include statements about:

•	the development, regulatory approval and commercialization of MosaiQTM;

•	the design of blood grouping and disease screening capabilities of MosaiQTM and the benefits of MosaiQTM for both customers and patients;

•	future demand for and customer adoption of MosaiQTM, the factors that we believe will drive such demand and our ability to address such demand;

•	our expected profit margins for MosaiQ™;

•	the size of the market for MosaiQ™;

•	the regulation of MosaiQTM by the U.S. Food and Drug Administration, or the FDA, or other regulatory bodies, or any unanticipated regulatory changes or scrutiny by such regulators;

•	future plans for our conventional reagent products;

•	the status of our future relationships with customers, suppliers, and regulators relating to our conventional reagent products;

•	future demand for our conventional reagent products and our ability to meet such demand;

•	our ability to manage the risks associated with international operations;

•	anticipated changes, trends and challenges in our business and the transfusion diagnostics market;

•	the effects of competition;

•	the expected outcome or impact of pending or threatened litigation;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our anticipated cash needs and our expected sources of funding, including proceeds from exercises of our outstanding warrants, and our estimates regarding our capital requirements and capital expenditures (including the expected cost of a new expanded manufacturing facility in Edinburgh, Scotland); and

•	our plans for executive and director compensation for the future.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. The inclusion of forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations that we contemplate will be achieved. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include those identified under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement or any other offering material and the factors referenced in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is incorporated by reference herein, including those set forth under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” therein. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements included in and incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering material.

Many important factors, in addition to the factors described in this prospectus and the documents incorporated by reference herein, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus, the documents that we have incorporated by reference herein and the documents that we have filed as exhibits to either the registration statement of which this prospectus is a part or any document incorporated by reference herein, as well as any prospectus supplement or other offering material, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

The forward-looking statements in this prospectus and the documents incorporated by reference herein represent our views as of the date of this prospectus or such document, as applicable. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities under this prospectus to continue the development of MosaiQTM, as described elsewhere in this prospectus and the documents incorporated by reference herein, as well as for working capital, operating expenses and other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS OF QUOTIENT LIMITED

The ratios of earnings to fixed charges for each of the periods indicated are set forth in the following table. Our earnings were insufficient to cover fixed charges for each of those periods. For the periods indicated, we had no outstanding preference shares with required dividend payments. Therefore, earnings were insufficient to cover combined fixed charges and preference share dividends by the same amounts referenced in footnote 1 below.

	Fiscal Year Ended March 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	(1)	(1)	(1)	(1)	(1)

(1)	The ratio of earnings to fixed charges is computed by dividing loss before taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense (including interest expense from capital leases), debt financing expense and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases. Earnings were insufficient to cover fixed charges by $654,000, $638,000, $592,000, $1.8 million and $3.5 million for the years ended March 31, 2011, 2012, 2013, 2014 and 2015, respectively.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may, from time to time, offer under this prospectus, separately or together:

•	ordinary shares,

•	preference shares,

•	debt securities,

•	rights to purchase ordinary shares,

•	rights to purchase preference shares,

•	warrants to purchase ordinary shares,

•	warrants to purchase preference shares, and

•	warrants to purchase debt securities.

The aggregate initial offering price of the securities offered by us will not exceed $200,000,000.

DESCRIPTION OF SHARE CAPITAL

General

Quotient Limited was originally formed as a private limited liability, no par value company named QBDG (Newco) Limited, on January 18, 2012 under the Companies (Jersey, Channel Islands) Law 1991 (referred to below, as amended, as the “Jersey Companies Law”) with the registered number 109886. The company changed its name to Quotient Biodiagnostics Holdings Limited on January 27, 2012, and changed its name to Quotient Limited on May 10, 2013. On April 3, 2014, the company’s status was changed to a public limited liability no par value company.

The registered office of Quotient Limited is at c/o Quotient Limited, P.O. Box 1075, Elizabeth House, 9 Castle Street, St Helier Jersey, Channel Islands, JE2 2QP and its principal executive office is at Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 OPZ, United Kingdom.

Authorized and Issued Share Capital

We are a no par value company, meaning that our shares do not have any nominal or par value. Our constitutional documents permit us to issue an unlimited number of shares.

The issued share capital of our company as of July 31, 2015 was 17,029,851 fully paid ordinary shares of nil par value and 666,665 fully paid 7% cumulative redeemable preference shares of nil par value.

Ordinary Shares

Ordinary shares we may issue from time to time will have no preemptive rights or other rights to subscribe for additional ordinary shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any issued and outstanding preference shares, if applicable. All of the ordinary shares offered will be fully paid and non-assessable. Holders of our ordinary shares are entitled to receive such dividends as may be lawfully declared from time to time by our board of directors.

Preference Shares

Subject to limitations contained in our Memorandum and Articles of Association and in any Statement of Rights filed at the Companies Registry in Jersey in respect of the Company and any limitations prescribed by applicable law, our Board of Directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Each prospectus supplement will describe, as to the preference shares to which it relates, the title of the series, the designation, powers, preferences and rights the series, the qualifications, limitations and restrictions of the series and any other material terms of the series. All of the preference shares offered will be fully paid and non-assessable.

Existing Preference Shares

7% Cumulative Redeemable Preference Shares

On January 30, 2015, we issued in a private placement 666,665 7% cumulative redeemable preference shares, which we refer to below as the preference shares, at a price of $22.50 per share, for an aggregate subscription price of approximately $15 million. The material terms and provisions of the preference shares, as set forth in the Statement of Rights in relation to Preference Shares in the capital of the Company, or the Statement of Rights, are summarized below. The following description is subject to, and qualified in its entirety by, the Statement of Rights, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 30, 2015 and incorporated by reference into this prospectus. You should review a copy of the Statement of Rights for a complete description of the terms and conditions applicable to the preference shares.

Each preference share has a right to a cumulative preferential dividend of 7% per annum of the subscription price paid for that preference share on and from the date of issue of such preference share to (but excluding) the date of redemption of such preference share, or the Preferential Dividend. The Preferential Dividend accrues quarterly and is payable in connection with the redemption of the preference shares. We have the right (but are under no obligation) to make payments from time to time of some or all of the then accrued but unpaid Preferential Dividend balance, and will not declare or pay dividends or make any other distributions of income or profits to the holders of our ordinary shares for so long as any accrued Preferential Dividend remains accrued but unpaid.

The holders of the preference shares have the right to require us to redeem the preference shares after four years, or the Holder Redemption Trigger Date, subject to our right to extend the Holder Redemption Trigger Date in one year increments up to a maximum of ten (10) years from the issue date. We have the right to redeem all or some of the preference shares at any time. The preference shares are subject to automatic redemption upon a Change of Control of our company as defined in the Statement of Rights. On the redemption of the preference shares, we will first pay the amount of the accrued Preferential Dividend and then the redemption price per preference share, which is equal to the subscription price paid therefor.

On a winding-up or liquidation of our company, the preference shares will rank pari passu with our ordinary shares with respect to the repayment of amounts paid up thereon. Immediately prior to a winding-up or liquidation of our company, all accrued and unpaid Preferential Dividends in respect of the preference shares will be capitalized into new preference shares on the basis of one (1) new preference share for each whole $22.50 of Preferential Dividend accrued.

The holders of the preference shares are subject to certain transfer restrictions and also have certain other rights described in the Statement of Rights.

Memorandum and Articles of Association

Public limited companies formed under the laws of Jersey, Channel Islands are governed in general by two organizational documents, a Memorandum of Association and Articles of Association. The Memorandum of Association sets forth the basic constitutional details of the company and its authorized share capital. The Articles of Association set forth other general corporate matters, including the rights of shareholders and provisions concerning shareholder and director meetings and directors’ terms and fees. The full text of both our Memorandum of Association and Articles of Association are exhibits to this registration statement and are also available at our website, www.quotientbd.com. Information contained on our website or that is accessible through it is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, and you should not rely on any such information in making the decision whether to purchase the ordinary shares.

Quotient Memorandum of Association

Under the Jersey Companies Law, the capacity of a Jersey company is not limited by anything contained in its Memorandum or Articles of Association. Accordingly, we are able to operate in any markets and to provide any services which are legally permissible and that the directors deem appropriate. Our Memorandum of Association permits us to issue an unlimited number of shares and warrants.

Quotient Articles of Association

Voting rights

Each shareholder (other than holders of the preference shares) is entitled to one vote on a show of hands and to one vote per share held by such shareholder on a poll. There is no cumulative voting of shares.

Shareholders are ineligible to vote (unless our board determines otherwise) if any call or other sum presently payable by the shareholder to us in connection with such shares remains unpaid.

No holder of a preference share is entitled to vote (either in person or by proxy and whether by ballot or on a show of hands) at any general meeting of the Company or be counted in determining the total number of votes which may be cast at any such meeting, or required for the purposes of an ordinary resolution or special resolution of any members or any class of members, or for the purposes of any other consent required under our Articles of Association, except that the holders of the preference shares are entitled to receive notice of, attend and vote at any meeting of the holders of the preference shares as a class, where each holder of a preference share is entitled to vote one vote per share on a poll.

Transfer of Shares

Shareholders may transfer certificated shares through a customary share transfer form and the presentation of the applicable physical share certificate. Any of our shares purchased on NASDAQ represent only beneficial interests in the underlying aggregate certificated share position held by DTC. Transfers in “street name” through the DTC system are legally considered a transfer of the beneficial interest and are to be conducted in accordance with NASDAQ and DTC procedures.

Beneficial holders in “street name” may request at any time that actual ordinary shares in certificated form be registered in their name, which would therefore accord them full rights as legal shareholders under Jersey law. A beneficial holder’s broker may obtain on such holder’s behalf shares in certificated form through Continental Stock Transfer & Trust Company, our transfer agent. However, the conversion from a beneficial interest in securities legally owned by Cede & Co., the nominee used by DTC, as holder of legal title to the securities to actual securities, and vice versa, may require both time and the payment of processing fees to our transfer agent in addition to fees that may be levied by a beneficial holder’s brokerage firm.

Our Board of Directors in its discretion may suspend the registration of transfers of shares for periods not exceeding thirty (30) days in any year. Our Board of Directors may also decline to register transfers of shares:

•	that are not fully paid; and

•	upon which we have a lien.

If our Board of Directors declines to register a transfer of shares, we must notify the transferee within two (2) months thereafter.

Dividends and Other Distributions

In order to be able to declare any dividends, our directors must issue a statutory solvency statement to the effect that, immediately following the date on which the dividends are proposed to be paid, the company will be able to discharge its liabilities as they fall due and, having regard to the prospects of the company and to the intentions of the directors with respect to the management of the company’s business and the amount and character of the financial resources that will in the view of the directors be available to the company, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the twelve (12) months immediately following the date on which the dividend is proposed to be paid (or until the company is dissolved on a solvent basis, if earlier).

Dividends (other than a Preferential Dividend) must be apportioned and paid pro rata according to the amounts paid on shares, unless otherwise specified in the rights attached to a specific class or classes of shares. Dividends (other than a Preferential Dividend) do not accrue interest and may, if unclaimed, be invested by our Board of Directors on our behalf until claimed. Any dividend unclaimed after a period of twelve (12) years from the date of declaration of such dividend or the date on which such dividend became due for payment is forfeited and becomes our property.

Our Articles of Association provide that our Board of Directors may offer our shareholders the right to receive in lieu of any cash dividend (or part thereof) that we declare on our ordinary shares, such number of our ordinary shares that are (or nearly as possible) equivalent in value to the cash dividend, based on the market price of such shares determined in accordance with our Articles of Association.

The terms of our preference shares provide that, other than the Preferential Dividend, no holder of preference shares has any right to participate in any distribution made by the Company, whether of income, profits or otherwise.

Winding Up

If we are wound up (whether the liquidation is voluntary, under supervision, or by the courts of Jersey) the liquidator (or the board, where no liquidator is appointed) may, with the authority of a special resolution of our shareholders, divide among our shareholders part or all of our assets, or transfer any part of our assets to a trustee for the benefit of our shareholders.

Changes in Capital and Allotment of Securities

We may, by special resolution of our shareholders, alter our Memorandum of Association to increase or reduce the number of shares that we are authorized to issue, to consolidate all or any of our shares (whether issued or not) into fewer shares or to divide all or any of our shares (whether issued or not) into more shares, in each case in compliance with the Jersey Companies Law.

Subject to the provisions of the Jersey Companies Law, our board has the discretion to issue authorized but unissued shares.

Variation of Class Rights

The rights attaching to any class of shares may only be altered by written consent of holders of not less than two-thirds (2/3) in number of the issued shares of that class, or by special resolution of the relevant class passed at a class shareholder meeting by the holders of not less than two-thirds (2/3) in number of the issued shares of that class being voted in person or by proxy at such meeting.

Change in Control

There are no provisions in our Articles of Association which would have an effect of delaying, deferring or preventing a change in our control.

General Meetings

An annual general meeting and any other shareholders’ meeting (whether convened for the passing of an ordinary or a special resolution of our shareholders) shall be called by at least fourteen (14) clear days’ notice given to our shareholders, directors and our auditors.

Borrowing Powers

Our Board of Directors has the full authority to authorize our entry into agreements to borrow money, to grant security over our assets and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of us or of any third party.

Directors

We may, by resolution of our shareholders, vary the minimum or maximum number of directors (subject to a minimum of two (2) directors). Currently the minimum number of directors is two (2) and there is no maximum number of directors. We currently have eight (8) members on our Board of Directors.

Shareholders are only able to appoint a person as a director at a shareholder meeting if (i) the relevant person has been recommended by our board or is a serving director who is retiring at that shareholder meeting; or (ii) if a shareholder (other than the person proposed as a director) who is entitled to attend and vote at that shareholder meeting has submitted written notice to us of their intention to nominate the relevant person during the period from (and including) the date that is one hundred twenty (120) days before, to and including the date that is ninety (90) days before, the first anniversary of the last annual general meeting of the Company meeting, along with a notice from the relevant person confirming their willingness to be appointed.

Directors are required to disclose any conflicts of interest with respect to any contract or proposed contract or any other arrangement or proposed arrangement with us.

Other Jersey, Channel Islands Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buy back or redemption have made a statutory solvency statement that, immediately following the date on which the buy back or redemption is proposed, the company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the twelve (12) months immediately following the date on which the buy back or redemption is proposed (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders. The resolution authorizing the purchase must specify:

•	the maximum number of shares to be purchased;

•	the maximum and minimum prices which may be paid; and

•	a date, not being later than eighteen (18) months after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Jersey Companies Law provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire ninety percent (90%) or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above, we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing seventy-five percent (75%) or more in value of the creditors or seventy-five percent (75%) or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

No Pre-Emptive Rights

The Jersey Companies Law does not confer any pre-emptive rights to purchase our shares or warrants on our security holders.

Rights of Minority Shareholders

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Jersey Companies Law. There may also be common law personal actions available to our shareholders.

Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Share Registrar (Transfer Agent)

The share registrar and transfer agent for our ordinary shares in the United States is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004. Continental Stock Transfer & Trust Company and its affiliates in Jersey, Channel Islands are collectively responsible for managing both our legal share register in Jersey, Channel Islands and our interaction, including moving our shares into and out of, the DTC system. Our legal share register is kept at Elizabeth House, 9 Castle Street, St Helier, Jersey JE2 3RT.

Listing

Our ordinary shares are quoted on the Nasdaq Global Market under the trading symbol “QTNT.”

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth certain terms and provisions of our debt securities that we may offer from time to time in one or more distinct series. This section summarizes certain terms of any debt securities that we anticipate will be common to all series. Please note that the terms of any series of debt securities that we may offer may differ significantly from the common terms described in this prospectus. Most of the specific terms of any series of debt securities that we offer, and any differences from the common terms described in this prospectus, will be described in the prospectus supplement for such securities to be attached to the front of this prospectus.

An indenture will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf. We will enter into an indenture with an institution having corporate trust powers, which will act as trustee, relating to any debt securities that are offered by this prospectus. The indenture will be subject to the Trust Indenture Act of 1939, as amended. The trustee under an indenture has the following two main roles:

•	the trustee can enforce your rights against us if we default; there are some limitations on the extent to which the trustee acts on your behalf, which are described later in this prospectus; and

•	the trustee will perform certain administrative duties for us, which include sending you interest payments and notices.

As this section is a summary of some of the terms of the debt securities we may offer under this prospectus, it does not describe every aspect of the debt securities. In particular, the form of indenture we have filed as an exhibit to the registration statement of which this prospectus forms a part is a base indenture which contemplates that the specific terms of any debt securities may be set forth in one or more resolutions of our board of directors or supplemental indentures to the indenture. We urge you to read the indenture and the other documents (including any supplemental indentures) we file with the SEC relating to the debt securities because the indenture for those securities and those other documents, and not this description, will define your rights as a holder of our debt securities. We have filed the form of indenture as an exhibit to the registration statement that we have filed with the SEC, and we will file any such other documents (including any supplemental indentures) as exhibits to an annual, quarterly or other report that we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” for information on how to obtain copies of the indenture and any such other documents. References to the “indenture” mean the indenture that will define your rights as a holder of debt securities, a form of which we have filed as an exhibit to the registration statement. The actual indenture we enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.

General

The indenture does not limit the aggregate principal amount of our debt securities that we may issue. We may issue our debt securities under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or our debt securities other than secured indebtedness, which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Our subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•	the interest rates, if any, which rate may be zero if our debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•	whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of our debt securities and, if so, whether and on what terms we will have the option to redeem our debt securities in lieu of paying these additional amounts; whether and on what terms we will have the option to redeem our debt securities in lieu of paying additional amounts in respect of applicable taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to any of our debt securities will be payable, where any of our debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of our debt securities may be surrendered for conversion or exchange;

•	whether any of our debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•	whether we will be obligated to redeem or purchase any of our debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which our debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of our debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any of our debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any of our debt securities to be issued in bearer form will be issuable;

•	whether our debt securities will be convertible into ordinary shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which our debt securities will be convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of our debt securities that will be payable upon declaration of acceleration of the maturity of our debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on our debt securities will be paid;

•	whether the principal of, any premium or interest on or any additional amounts on our debt securities will be payable, at our or your election, in a currency other than that in which our debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on our debt securities;

•	whether our debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether our debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•	in the case of our subordinated debt securities, the relative degree, if any, to which our subordinated debt securities will be senior to or be subordinated to other series of our subordinated debt securities or our other indebtedness in right of payment, whether the other series of our subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to our covenants;

•	any deletions from, modifications of or additions to our events of default;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to our debt securities;

•	whether any of our debt securities are to be issued upon the exercise of warrants and the time, manner and place for our debt securities to be authenticated and delivered; and

•	any other terms, conditions, rights and preferences of our debt securities and any other deletions from or modifications or additions to the indenture, which may not be consistent with the terms set forth in this prospectus.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on our debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on our debt securities issued in registered form:

•	may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•	will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

We will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of or any premium or interest on our debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present our debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to:

•	issue, register the transfer of, or exchange our debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue our debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If our debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.

Our debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Our debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on any of our debt securities is payable in, or if any of our debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, the indenture will not limit our ability to incur indebtedness or protect holders of our debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.

There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

Conversion and Exchange

The terms, if any, on which our debt securities are convertible into or exchangeable for, either mandatorily or at our or your option, property or cash, ordinary shares, preference shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

Our debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of our debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Covenants Applicable to Debt Securities

The prospectus supplement related to an issuance of debt securities by us will set forth covenants that impose limitations and restrictions on us and our subsidiaries.

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may not:

•	consolidate or amalgamate with or merge into any person or convey, sell, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person; or

•	permit any person to consolidate or amalgamate with or merge into us, or convey, sell, transfer or lease its properties and assets as an entirety or substantially as an entirety to us;

unless:

•	the surviving entity (if other than us) expressly assumes the payment of all amounts on all of our debt securities and the performance of our obligations under the indenture and our debt securities;

•	the surviving entity (if other than us) provides for conversion or exchange rights in accordance with the provisions of our debt securities of any series that are convertible or exchangeable into ordinary shares or other securities;

•	immediately after giving effect to the transaction no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	we deliver an officers’ certificate and legal opinion to the trustee with respect to the transaction.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, each of the following events will constitute an event of default under the indenture for any series of debt securities issued hereunder:

•	default in the payment of any interest on any debt security of such series when the interest becomes due and payable, and continuance of this default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of such series when the principal or premium becomes due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in respect of the debt securities of such series, and the continuance of this default for a period of 60 days after we have received written notice from the trustee or the holders;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default, which will be described in the applicable prospectus supplement.

If an event of default with respect to our debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in our debt securities, of all outstanding debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in our debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of our debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or any sinking fund or purchase fund installment with respect to any debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.

If an event of default occurs and is continuing with respect to our debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of our debt securities by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of our outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Modification and Waiver

We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•	change the stated maturity of the principal of or any premium or installment of interest on any debt security;

•	reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•	change the place of payment or the coin or currency in which the principal of or any premium or interest on with respect to any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	reduce the percentage in principal amount of our outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of our debt securities, except to increase any percentage of consents required;

•	make any change that adversely affects the right to convert or exchange any debt security into or for our ordinary shares or other securities, whether or not issued by us, cash or property in accordance with its terms;

•	modify any of the provisions of any supplemental indenture relating to the subordination of our subordinated debt securities in a manner adverse to holders of our subordinated debt securities; or

•	modify any of the above provisions of the indenture dealing with modification and waiver in any other respect, except to increase any percentage of consents required to amend the indenture or for any waiver or to add to the provisions that cannot be modified without the approval of each affected holder.

We and the trustee may modify or amend the indenture and our debt securities of any series without the consent of any holder in order to, among other things:

•	provide for a successor to our company pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

•	provide for a successor trustee with respect to our debt securities of all or any series;

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of our debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of our debt securities;

•	add any additional events of default with respect to all or any series of our debt securities;

•	add guarantees of any series of our debt securities or secure any series of our debt securities;

•	provide for conversion or exchange rights of the holders of any series of our debt securities;

•	make any other change that does not materially adversely affect the interests of the holders of any of our debt securities then outstanding; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the U.S. Trust Indenture Act of 1939.

The holders of not less than a majority in principal amount of our outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences with respect to the debt securities of that series, except a default:

•	in the payment of principal of or any premium or interest on the debt securities of that series; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of any series affected.

Under the indenture, we must annually furnish the trustee with a statement regarding our performance of specified obligations and any default in our performance under the indenture. We are also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform any covenant contained in the indenture or our debt securities.

Defeasance and Covenant Defeasance

We may discharge all our obligations on our debt securities, which we refer to as defeasance, or elect to be discharged from complying with certain covenants in the indenture, except for certain ministerial obligations, like registering transfers or exchanges of our debt securities, which we refer to as covenant defeasance.

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on our debt securities on the scheduled due dates.

We may only do this if, among other things:

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to our debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, there shall not have occurred a bankruptcy, insolvency or reorganization at any time during the period ending on the 91st day after that date; and

•	we have delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

New York Law to Govern

The indenture and our debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

We will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture and the debt securities and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Information Concerning the Trustee

We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF THE RIGHTS TO PURCHASE ORDINARY SHARES OR PREFERENCE SHARES

The following summary sets forth certain terms and provisions of the rights we may issue to our shareholders to purchase from us our ordinary shares or our preference shares. The rights will be issued pursuant to a separate rights agreement to be entered into between us and a bank or trust company, as rights agent at the time of issuance.

General

The rights may be issued under the rights agreement independently or together with any other securities offered by a prospectus supplement. If rights are offered, the applicable prospectus supplement will describe the specific terms and provisions of the rights, which may differ from the terms described in this prospectus. To the extent that any particular terms of the rights described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the exercise price;

•	the date of determining the shareholders entitled to the rights distribution;

•	the rights agent;

•	the aggregate number of ordinary shares or preference shares purchasable upon exercise of the rights;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	any applicable federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the number of ordinary shares or preference shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or preference shares, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY SHARES OR PREFERENCE SHARES

The following summary sets forth certain terms and provisions of the ordinary share warrants and preference share warrants. The warrants will be issued pursuant to a share warrant agreement between us and a share warrant agent to be selected at the time of issue.

General

The share warrants may be issued under the share warrant agreement independently or together with any other securities offered by a prospectus supplement. If share warrants are offered, the applicable prospectus supplement will describe the designation and the specific terms of the share warrants, which may differ from the terms described in this prospectus. To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the offering price, if any;

•	the designation and terms of the ordinary shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of ordinary shares or preference shares purchasable upon exercise of one share warrant and the initial price at which shares may be purchased upon exercise of the share warrant;

•	the date on which the right to exercise the share warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the share warrants.

The ordinary shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Share Warrants

You may exercise your share warrants by surrendering to the share warrant agent your share warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as the FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the share warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the share warrants to be exercised in lawful money of the United States along with your share warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the share warrant certificate, form of election and aggregate payment, if applicable, by the share warrant agent, the share warrant agent will requisition from the transfer agent for the ordinary shares or the preference shares, as the case may be, a certificate representing the number of ordinary shares or preference shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the share warrants evidenced by any share warrant certificate, the share warrant agent shall deliver to you a new share warrant certificate representing your unexercised share warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number of ordinary shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of ordinary shares or preference shares; and

•	a combination, subdivision or reclassification of ordinary shares or preference shares.

In lieu of adjusting the number of ordinary shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a share warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preference shares into which your share warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a share warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our company.

Existing Warrants

Warrants Sold in Initial Public Offering

The material terms and provisions of the warrants sold in our initial public offering are summarized below. For purposes of this description, we refer to these warrants as our IPO warrants. The following description is subject to, and qualified in its entirety by, the form of ordinary share purchase warrant, which is filed as an exhibit to our registration statement on Form S-1 filed with the SEC on April 23, 2014, and incorporated by reference into the registration statement of which this prospectus is a part. You should review a copy of the form of ordinary share purchase warrant for a complete description of the terms and conditions applicable to the IPO warrants.

Term

The IPO warrants are exercisable during the period beginning on July 24, 2014 and ending at 5:30 P.M. on October 25, 2015. The term can also be extended by us at our sole discretion.

Anti-Dilution Protection

The IPO warrants contain full ratchet anti-dilution protection upon the issuance of any ordinary shares, securities convertible into ordinary shares or certain other issuances at a price below the then-existing exercise price of the IPO warrants, with certain exceptions. The terms of the IPO warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Exercise Price

The exercise price of the IPO warrants is $8.80 per whole ordinary share. The exercise price is subject to adjustment in the event of certain share dividends and distributions, share splits, share combinations, share issuances, reclassifications or similar events affecting our ordinary shares, as well as the anti-dilution protection described above. The exercise price can also be lowered by us at our sole discretion.

Exercisability

Holders may exercise the IPO warrants beginning on July 24, 2014 and at any time during the applicable term of the IPO warrants. The IPO warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in cash for the number of our ordinary shares purchased upon such exercise.

Buy-In

In addition to any other rights available to the warrant holder, if we fail to deliver ordinary shares underlying IPO warrants in accordance with their terms of exercise, and if the warrant holder is required to purchase, or the warrant holder’s brokerage firm otherwise purchases, ordinary shares to deliver in satisfaction of a sale by the warrant holder of ordinary shares which the warrant holder anticipated receiving upon such exercise, then we shall, at the holder’s request and discretion, either (i) pay cash to the warrant holder in an amount equal to the warrant holder’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased (the “Buy-In Price”), or (ii) promptly deliver ordinary shares and pay cash to the warrant holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ordinary shares, times (B) the VWAP on the date of exercise, as defined in the ordinary share purchase warrant.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the IPO warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the IPO warrant or round up to the next whole share.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the IPO warrants, the IPO warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Authorized Shares

During the period the IPO warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the IPO warrants upon the exercise of the IPO warrants.

Exchange Listing

The IPO warrants are listed for trading on NASDAQ under the symbol “QTNTW.”

Fundamental Transactions

In the event of any fundamental transaction, as described in the IPO warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of an IPO warrant the holder shall have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of share capital or common stock of the successor or acquiring corporation or of Quotient, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the IPO warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction other than one in which a successor entity that is a publicly traded corporation whose share capital or stock is quoted or listed for trading on an eligible market assumes the IPO warrants such that the IPO warrants shall be exercisable for the publicly traded shares or common stock of such successor entity, we or our successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the fundamental transaction, purchase the IPO warrant from the holder by paying an amount of cash equal to the value of the remaining unexercised portion of the IPO warrant on the date of the consummation of such fundamental transaction, as determined by the Black Scholes option pricing model.

Right as a Shareholder

Except as otherwise provided in the IPO warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the IPO warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their IPO warrants.

Waivers and Amendments

Any term of the IPO warrants issued in our initial public offering may be amended or waived with our written consent and the written consent of holders representing sixty-six and two-thirds percent (66 2/3%) of the ordinary shares issuable upon exercise of the IPO warrants then outstanding. The foregoing notwithstanding, we may extend the termination date and reduce the exercise price without the consent of the holders.

Enforceability of Rights by Holders of IPO Warrants

Continental Stock Transfer & Trust Co., or the warrant agent, will act solely as our agent under the warrant agent agreement described below and will not assume any obligation or relationship of agency or trust with any holder of any warrant. The warrant agent will have no duty or responsibility in case of any default by us under the IPO warrants, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of an IPO warrant may, without the consent of the warrant agent or the holder of any other IPO warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its IPO warrants.

Registration of Ordinary Shares

No IPO warrants will be exercisable unless at the time of exercise a registration statement under the Securities Act with respect to the ordinary shares issuable upon exercise of the IPO warrants is effective, a prospectus relating to ordinary shares issuable upon exercise of the IPO warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state or other jurisdiction of residence of the holder of the IPO warrants. Under the terms of the IPO warrants, we have agreed to meet these conditions by using our best efforts to maintain an effective registration statement and ensure a current prospectus relating to the ordinary shares issuable upon exercise of the IPO warrants until the termination date of the IPO warrants, and to use our best efforts to register such ordinary shares under the securities laws of the state or other jurisdiction of residence of the holders in the event an exemption is not available. However, we cannot assure you that we will be able to do so, and if we do not maintain an effective registration statement or current prospectus related to the ordinary shares issuable upon exercise of the IPO warrants, we may not be able to settle any such warrant exercise. In no event will we be required to net cash settle or cash settle any warrant exercise, subject to the buy-in rights described above. If we are unable to comply with our obligation to maintain an effective registration statement or current prospectus related to the ordinary shares issuable upon exercise of the IPO warrants, the IPO warrants may have no value, the market for the IPO warrants may be limited and the IPO warrants may expire worthless.

Warrant Agent Agreement

On May 23, 2014, we entered into a warrant agreement with Continental Stock Transfer & Trust Co. to act as agent for the IPO warrants. A holder of IPO warrants may exercise them by delivering to the warrant agent at its corporate trust department located at 17 Battery Place, 8th Floor, New York, New York 10004 a duly executed notice of exercise form, paying to the warrant agent the applicable aggregate exercise price by wire transfer or cashier’s check drawn on a U.S. bank and, to the extent required, surrendering to the warrant agent such IPO warrants for cancellation within the applicable time periods provided for in the IPO warrants.

Pre-Funded Warrants Sold in the November Private Placement

On November 26, 2014, we issued 2,000,000 newly issued ordinary shares at a price of $9.50 per share and 850,000 newly issued pre-funded warrants at a price of $9.49 per warrant in a private placement. The material terms and provisions of the pre-funded warrants sold in this private placement are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 26, 2014, which is incorporated by reference into this prospectus. You should review a copy of the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

Term

The pre-funded warrants are exercisable at the option of the holder on any business day not later than 5:00 P.M., New York time, on or after December 1, 2014 and on or before December 1, 2017.

Exercise Price

The pre-funded warrants provide for an exercise price of $0.01 per share.

Exercise Limitations

A pre-funded warrant holder will not have the right to exercise any portion of the pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of nine point ninety-nine percent (9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least sixty-one (61) days’ prior notice from the holder to us.

Anti-Dilution Protection

The exercise price of the pre-funded warrants, and in some cases the number of shares issuable upon exercise of the pre-funded warrants, will be subject to adjustment in the event of share splits, share dividends, combinations, rights offerings and similar events affecting our ordinary shares.

Exercisability

The pre-funded warrant holders must deliver an executed exercise notice, surrender the pre-funded warrants if required, and surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the pre-funded warrants.

Buy-in

In addition to any other rights available to the holder, if we fail to cause our transfer agent to transmit to the holder warrant shares in accordance with the terms of the pre-funded warrants, and if the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, ordinary shares to deliver in satisfaction of a sale by the holder of the warrant shares which the holder anticipated receiving upon such exercise, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that we were required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the pre-funded warrants and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of ordinary shares that would have been issued had we timely complied with our exercise and delivery obligations hereunder.

No Fractional Shares

No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Transferability

The pre-funded warrants may be transferred only pursuant to a registration statement filed under the Securities Act, or an exemption from such registration. Subject to such restrictions and subject to compliance with the applicable laws of Jersey, Channel Islands, we shall transfer the pre-funded warrants from time to time upon the books to be maintained by us for that purpose, upon surrender for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as we may reasonably require to establish that such transfer is being made in accordance with the terms of the pre-funded warrants, and a new pre-funded warrant shall be issued to the transferee and we shall cancel the surrendered pre-funded warrant.

Exchange Listing

We do not intend to list the pre-funded warrants on any securities exchange or automated quotation system.

Fundamental Transactions

In the event (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation and we are not the surviving corporation, or if (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, or (iii) any, direct or indirect, purchase offer, tender offer or exchange offer whether by us or another entity is completed pursuant to which holders of ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and such has been accepted by the holders of fifty percent (50%) or more of the outstanding ordinary shares, or (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the ordinary shares or any compulsory share exchange pursuant to which the ordinary shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group of persons acquires more than fifty percent (50%) of the outstanding ordinary shares (not including any ordinary shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), then following such event, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the pre-funded warrants.

Amendment

The pre-funded warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the holder.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth certain terms and provisions of the debt warrants. The debt warrants will be issued pursuant to a debt warrant agreement between us and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and the specific terms of the debt warrants, which may differ from the terms described in this prospectus. To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of our debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of our debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of our debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of our debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, our debt securities or to enforce any of the covenants of our debt securities or the indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over- allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

In compliance with FINRA guidelines, the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to this prospectus will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of any applicable prospectus supplement or other offering material. It is anticipated that the maximum compensation to be received in connection with the sale of the securities will be significantly less than 8% of the total offering price to the public as set forth on the cover page of any applicable prospectus supplement or other offering material.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto or any other offering material, in the registration statement of which this prospectus forms a part or in any of the documents incorporated by reference herein or therein, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

We may authorize underwriters or other persons acting as our agent to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The offered securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such securities as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NASDAQ or other stock exchange, quotation system or over-the-counter market rules; (iii) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and (iv) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each series of offered securities will be a new issue and, other than the ordinary shares, which are listed on the NASDAQ Global Market, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our ordinary shares, we may offer from time to time our ordinary shares by means of a separate prospectus supplement and accompanying prospectus. Our ordinary shares may be offered to the public in an offering by underwriters, dealers or agents. In addition, we may agree to loan ordinary shares to affiliates of such underwriters, dealers or agents, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares to facilitate transactions by which investors in the notes may hedge their investments in such notes. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our ordinary shares, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of such debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our ordinary shares, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our ordinary shares concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our ordinary shares in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our ordinary shares or such debt securities will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could impact the price of our ordinary shares and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that you would receive upon conversion of such debt securities and, under certain circumstances, your ability to convert such debt securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or our affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the ordinary shares and preference shares in respect of which this prospectus is being delivered will be passed upon for us by Carey Olsen, our Jersey, Channel Islands counsel, and the validity of the debt securities, warrants and rights in respect of which this prospectus is being delivered will be passed upon for us by Clifford Chance US LLP, our U.S. counsel.

EXPERTS

The financial statements appearing in the Annual Report on Form 10-K for the year ended March 31, 2015 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available for inspection and copying at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus is a part, are also available to you on the SEC’s website at www.sec.gov. We also maintain a website on the Internet with the address of www.quotientbd.com where you can find additional information. All internet addresses provided in this prospectus or any prospectus supplement are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus or any prospectus supplement the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus, any prospectus supplement or other offering materials.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended March 31, 2015 filed with the SEC on June 1, 2015;

•	Amendment No. 2 to Form 8-A/A filed with the SEC on May 28, 2014; and

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 28, 2015.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and documents we may file with the SEC after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to the Company Secretary at Quotient Limited, 9 Castle Street, St Helier, JE2 3RT, Jersey, Channel Islands.

Ordinary Shares, Preference Shares, Debt Securities,

Rights to Purchase Ordinary Shares,

Rights to Purchase Preference Shares,

Warrants to Purchase Ordinary Shares,

Warrants to Purchase Preference Shares, and

Warrants to Purchase Debt Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of ordinary shares being registered. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority fee.

SEC registration fee	$23,240
FINRA fee	30,500
Printing costs	10,000
Legal fees and expenses(1)	40,000
Accounting fees and expenses(1)	18,750
Miscellaneous	2,510

Total(1)	$125,000

(1)	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of securities.

Item 15. Indemnification of Directors and Officers

We have entered into indemnification agreements with our directors and certain of our officers which may require us to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than with respect to claims where they are determined to have breached their fiduciary duties to us), and to advance their expenses, including legal expenses, incurred as a result of any investigation, suit or other proceeding against them as to which they could be indemnified. Generally, the maximum obligation under such indemnifications is not explicitly stated and, as a result, the overall amount of these obligations cannot be reasonably estimated. If we were to incur a loss in connection with these arrangements, it could affect our business, operating results and financial condition.

Item 16. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-3.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(f)	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edinburgh, Scotland, on July 31, 2015.

QUOTIENT LIMITED

By:	/s/ PAUL COWAN
Paul Cowan
Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Cowan and Stephen Unger and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PAUL COWAN Paul Cowan	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 31, 2015

/s/ STEPHEN UNGER Stephen Unger	Chief Financial Officer (Principal Financial Officer)	July 31, 2015

/s/ ROLAND BOYD Roland Boyd	Group Financial Controller and Treasurer (Principal Accounting Officer)	July 31, 2015

/s/ THOMAS BOLOGNA Thomas Bologna	Director	July 31, 2015

/s/ FREDERICK HALLSWORTH Frederick Hallsworth	Director	July 31, 2015

/s/ BRIAN MCDONOUGH Brian McDonough	Director	July 31, 2015

Signature	Title	Date

/s/ ZUBEEN SHROFF Zubeen Shroff	Director	July 31, 2015

/s/ JOHN WILKERSON John Wilkerson	Director	July 31, 2015

/s/ HEINO VON PRONDZYNSKI Heino von Prondzynski	Director	July 31, 2015

/s/ SARAH O’CONNOR Sarah O’Connor	Director	July 31, 2015

/s/ STEPHEN UNGER Stephen Unger	Authorized Representative in the United States	July 31, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended Articles of Association (Filed as Exhibit 3.1 of Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-194390) on April 14, 2014 and incorporated herein by reference).

4.1	Form of Ordinary Shares Certificate (Filed as Exhibit 4.1 of Amendment No. 4 to our Registration Statement on Form S- 1 (File No. 333-194390) on April 14, 2014 and incorporated herein by reference).

4.2	Warrant to Purchase C Preference Shares, dated December 6, 2013, issued to Midcap Funding V, LLC (Filed as Exhibit 4.2 of our Registration Statement on Form S-1 (File No. 333-194390) on March 7, 2014 and incorporated herein by reference).

4.3	Form of Ordinary Share Purchase Warrant Filed as Exhibit 4.3 of Amendment No. 6 to our Registration Statement on Form S-1 (File No. 333-194390) on April 23, 2014 and incorporated herein by reference).

4.4	Registration Rights Agreement, dated November 25, 2014, by and among Quotient Limited and Visium Balanced Master Fund, Limited (Filed as Exhibit 4.1 to our Current Report on Form 8-K on November 26, 2014 and incorporated herein by reference).

4.5	Registration Rights Agreement, dated November 25, 2014, by and among Quotient Limited and the Subscribers named therein (Filed as Exhibit 4.2 to our Current Report on Form 8-K on November 26, 2014 and incorporated herein by reference).

4.6	Form of Pre-Funded Warrant (Filed as Exhibit 4.3 to our Current Report on Form 8-K on November 26, 2014 and incorporated herein by reference).

4.7	Statement of Rights in Relation to Preference Shares in the capital of Quotient Limited (Filed as Exhibit 4.1 to our Current Report on Form 8-K on January 30, 2015).

4.8**	Form of Debt Securities Indenture of Quotient Limited

4.9*	Form of Debt Securities of Quotient Limited

4.10*	Form of Statement of Rights relating to the Preference Shares of Quotient Limited

4.11*	Form of Subscription Rights Agreement

4.12*	Form of Subscription Rights Certificate

4.13*	Form of Warrant Agreement

5.1**	Opinion of Carey Olsen

5.2**	Opinion of Clifford Chance US LLP

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Carey Olsen (included in Exhibit 5.1)

23.3**	Consent of Clifford Chance US LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on signature page)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Quotient Limited Debt Securities Indenture

*	To be filed by post-effective amendment or on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Exh-1